UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 25, 2017

ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (972) 490-9600

Check the appropriated box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 7.01     REGULATION FD DISCLOSURE.
On April 25, 2017, Ashford Hospitality Trust, Inc. (the “Company” or "Ashford Trust") issued a press release responding to the announcement that the Board of Directors of FelCor Lodging Trust Incorporated ("FelCor") had entered into a merger agreement with RLJ Lodging Trust providing for all-stock consideration for FelCor stockholders valued at $8.01 per share based on the April 24, 2017 closing share price of $22.12 per share. Ashford Trust announced that it had submitted a revised offer to FelCor’s Board of Directors on April 20, 2017, comprised of 50% cash consideration and valued at $8.22 per share based on the April 24, 2017 closing share price of AHT of $6.43 per share. Despite the acceptance of RLJ’s all-stock offer, FelCor pushed hard for a cash offer from Ashford Trust.

Ashford Trust believes its offer would have been more attractive to shareholders than the RLJ offer as it included 50% cash, would have provided a more certain path to future value creation through guaranteed synergies and operational enhancements and offered a higher dividend yield on the stock component of the bid. Ashford Trust is disappointed that the FelCor Board of Directors decided not to meaningfully engage on the recently revised offer. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit
Number     Exhibit Description

99.1	Press Release of the Company, dated April 25, 2017, furnished under Item 7.01.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 25, 2017

ASHFORD HOSPITALITY TRUST, INC.

By: /s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel